CNB CORPORATION

and

THE CONWAY NATIONAL BANK

FINANCIAL REPORT

MARCH 31, 2007

www.conwaynationalbank.com

TO OUR SHAREHOLDERS AND FRIENDS:

Conway National experienced solid financial performance in the first quarter of 2007.  Net income for the quarter ended March 31, 2007 totaled $2,441,000, up 2.3% from $2,387,000 earned for the same period in 2006.  On a per share basis, earnings have grown 2.6% from $3.03 in 2006 to $3.11 in 2007.  Total assets grew to $832.5 million at March 31, 2007, with capital at $79.3 million.

As of March 31, 2007, total assets were $832,448,000, an increase of 5.6% over March 31, 2006; total deposits amounted to $688,670,000, an increase of 2.4% over the previous year; loans totaled $564,435,000, an increase of 9.3% from 2006; and investment securities were $184,598,000, an increase of 1.4% from the prior year.  Growth in deposits was impacted by the movement of certain recurring funds from the deposit category to securities sold under agreement to repurchase. Total federal funds purchased and securities sold under agreement to repurchase were $54,001,000 at March 31, 2007 as compared to $35,705,000 at March 31, 2006, an increase of 51.2%.  Stockholders' equity totaled $79,346,000 at March 31, 2007, resulting in a book value of $101.09 per share.

Net income for the quarter ended March 31, 2007 of $2,441,000 represents an annualized return on average assets of 1.17% and an annualized return on average stockholders' equity of 12.52%, which compare favorably to peer and to historical returns experienced by the Bank.  Bank earnings are primarily the result of the Bank's net interest income, which increased 16.0% from $11,357,000 for the quarter ended March 31, 2006 to $13,176,000 for the quarter ended March 31, 2007.  Other factors which affect earnings include the provision for possible loan losses, other expense, and other income. The provision for possible loan losses increased 32.7% from $275,000 for the first quarter of 2006 to $365,000 for the first quarter of 2007. The increase in the provision for possible loan losses was due, in part, to higher than average net loan losses during the first quarter of 2007.  The allowance for loan losses, as a percentage of net loans, declined from 1.20% at March 31, 2006 to 1.15% at March 31, 2007.  This decline is attributable to the Bank's recognition of and adherence to recommendations outlined in pronouncements of both the accounting industry and regulatory agencies.  Other expenses decreased 2.1% from $5,204,000 to $5,096,000 and other income increased 5.9% from $1,470,000 to $1,556,000 during the same period.  Non-interest expenses decreased overall due to the impact of the Bank's revision of its FASB 91 accounting procedures and the consequent impact of net deferred loan costs on salaries expense.  However, non-interest expenses otherwise increased due to additional staffing, increased compensation, fixed asset expenditures, increased advertising, and increased health care costs.  Non-interest income increased primarily due to increased service charges on deposit accounts.

Conway National maintained solid earnings for the first quarter of 2007, although growth in the local real estate market has softened as compared to the level of activity experienced in 2005 and 2006.  We look forward to the construction of and opening of our fifteenth banking office, Little River, in the late fourth quarter of 2007 or early first quarter of 2008.  Renovations to the third floor of our Operations and Administration building are scheduled to begin during the second quarter of this year.  We are also in the process of implementing deposit reclassification, an accounting methodology employed to reduce the amount of required reserves held by the Federal Reserve, which will result in additional funds available for investment.  As well, we anticipate commencing the clearing of images with the Federal Reserve in the late third quarter of the year.

We welcome and look forward to having the following members of the Board of Directors elected by you at the annual meeting on May 9, 2007:  Harold G. Cushman, III, William O. Marsh, and John C. Thompson.

We are very appreciative of your continued support, and we look forward to the future and continuing to build your Bank steeped in our traditions of exceptional customer service, trust, and dedication to all of the communities we serve.

W. Jennings Duncan, President
CNB Corporation and The Conway National Bank

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED BALANCE SHEET (Unaudited)

ASSETS:	March 31, 2007	March 31, 2006
Cash and due from banks............................................	$ 35,012,000	$ 32,402,000
Investment securities:
Obligations of United States government agencies and corporations....................................................	161,456,000	160,777,000
Obligations of states and political subdivisions...........	21,160,000	19,288,000
Other securities........................................................	1,982,000	2,033,000
Total investment securities...............................	184,598,000	182,098,000
Federal funds sold and securities purchased under agreement to resell...................................................	18,000,000	29,000,000
Loans.........................................................................	564,435,000	516,345,000
Less allowance for loan losses..................................	(6,418,000)	(6,099,000)
Net loans........................................................	558,017,000	510,246,000
Bank premises and equipment.....................................	22,809,000	20,938,000
Other assets................................................................	14,012,000	13,486,000
Total assets.....................................................	$832,448,000	$788,170,000

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
Deposits:
Noninterest-bearing................................................	$142,292,000	$137,062,000
Interest-bearing......................................................	546,378,000	535,464,000
Total deposits..................................................	688,670,000	672,526,000

Federal funds purchased and securities sold under agreement to repurchase........................................	54,001,000	35,705,000
Other short-term borrowings.......................................	1,932,000	611,000
Other liabilities............................................................	8,499,000	6,608,000
Total Liabilities...............................................	753,102,000	715,450,000

Stockholders' Equity:
Common stock, par value $10.00 per share: Authorized 1,500,000; issued 789,774 in 2007 and 2006......................................................	7,898,000	7,898,000
Surplus....................................................................	43,555,000	43,547,000
Undivided profits.....................................................	29,457,000	23,481,000
Net unrealized holding gains/(losses) on available-for-sale securities....................................	(820,000)	(2,036,000)
Less treasury stock................................................	(744,000)	(170,000)
Total stockholders' equity...............................	79,346,000	72,720,000
Total liabilities and stockholders' equity...........	$832,448,000	$788,170,000

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED STATEMENT OF INCOME (Unaudited)
	Three Months Ended
INTEREST INCOME	March 31, 2007	March 31, 2006
Interest and fees on loans...............................................	$ 11,049,000	$ 9,351,000
Interest on investment securities:
Taxable investment securities.......................................	1,534,000	1,425,000
Tax-exempt investment securities.................................	228,000	207,000
Other securities...........................................................	28,000	22,000
Interest on federal funds sold and securities purchased under agreement to resell............................	337,000	352,000
Total interest income..........................................	13,176,000	11,357,000

INTEREST EXPENSE:
Interest on deposits	4,799,000	3,596,000
Interest on federal funds purchased and securities sold under agreement to repurchase ...........................	691,000	232,000
Interest on other short-term borrowings.........................	13,000	9,000
Total interest expense........................................	5,503,000	3,837,000
Net interest income...........................................................	7,673,000	7,520,000
Provision for loan losses....................................................	365,000	275,000
Net interest income after provision for loan losses..............	7,308,000	7,245,000
Other income:
Service charges on deposit accounts..............................	919,000	831,000
Gains/(losses) on securities............................................	9,000	(6,000)
Other operating income.................................................	628,000	645,000
Total other income............................................	1,556,000	1,470,000
Other expenses:
Salaries and employee benefits......................................	3,161,000	3,277,000
Occupancy expense......................................................	820,000	804,000
Other operating expenses..............................................	1,115,000	1,123,000
Total other expenses..........................................	5,096,000	5,204,000
Income before income taxes.............................................	3,768,000	3,511,000
Income tax provision ....................................................	1,327,000	1,124,000
Net Income......................................................................	$ 2,441,000	$ 2,387,000

Per share:
Net income per weighted average shares outstanding.....	$ 3.11	$ 3.03

Cash dividend paid per share........................................	$ 0	$ 0

Book value per actual number of shares outstanding.......	$ 101.09	$ 92.22

Weighted average number of shares outstanding.............	784,999	788,532

Actual number of shares outstanding..............................	784,927	788,531

Member Federal Reserve System - Member FDIC

CNB CORPORATION BOARD OF DIRECTORS

Harold G. Cushman, Jr., Chairman
James W. Barnette, Jr.	William O. Marsh
William R. Benson	George F. Sasser
Harold G. Cushman, III	Lynn G. Stevens
W. Jennings Duncan	John C. Thompson
Edward T. Kelaher

CONWAY NATIONAL BANK OFFICERS

W. Jennings Duncan	President
L. Ford Sanders, II	Executive Vice President
William R. Benson	Senior Vice President
Marion E. Freeman, Jr.	Senior Vice President
Phillip H. Thomas	Senior Vice President
M. Terry Hyman	Senior Vice President
Raymond Meeks	Vice President
A. Mitchell Godwin	Vice President
Jackie C. Stevens	Vice President
Betty M. Graham	Vice President
Ernest J. Lareau	Vice President
F. Timothy Howell	Vice President
E. Wayne Suggs	Vice President
Janice C. Simmons	Vice President
Patricia C. Catoe	Vice President
W. Michael Altman	Vice President
Boyd W. Gainey, Jr.	Vice President
William Carl Purvis	Vice President
Bryan T. Huggins	Vice President
Virginia B. Hucks	Vice President
W. Page Ambrose	Vice President
L. Ray Wells	Vice President
L. Kay Benton	Vice President
Gail S. Sansbury	Assistant Vice President
Roger L. Sweatt	Assistant Vice President
Timothy L. Phillips	Assistant Vice President
Helen A. Johnson	Assistant Vice President
Elaine H. Hughes	Assistant Vice President
Gwynn D. Branton	Assistant Vice President
Tammy S. Scarberry	Assistant Vice President
D. Scott Hucks	Assistant Vice President
Carlis L. Causey	Assistant Vice President
Jeffrey P. Singleton	Assistant Vice President
Sherry S. Sawyer	Banking Officer
Rebecca G. Singleton	Banking Officer
Josephine C. Fogle	Banking Officer
Debra B. Johnston	Banking Officer
Freeman R. Holmes, Jr.	Banking Officer
Doris B. Gasque	Banking Officer
Carlton A. Terry	Banking Officer
Jennie L. Hyman	Banking Officer
Marsha S. Jordan	Banking Officer
Sylvia G. Dorman	Banking Officer
Marcie T. Shannon	Banking Officer
Caroline P. Juretic	Banking Officer
Sheila A. Graham	Banking Officer
John H. Sawyer, Jr.	Banking Officer
Nicole Scalise	Banking Officer
Janet F. Carter	Banking Officer
Dawn L. DePencier	Banking Officer
Steven D. Martin	Banking Officer
Carol M. Butler	Banking Officer
Christopher D. Wright	Banking Officer
W. Eugene Gore, Jr.	Banking Officer
James P. Jordan, III	Banking Officer
John M. Proctor	Banking Officer
Whitney H Hughes	Banking Officer